                                  Exhibit 99.1

                ANADIGICS REPORTS RESULTS FOR SECOND QUARTER 2003
             Revenues increase to $18.0 Million or 11.8% over Q1 '03
                Cash and Marketable Securities of $135.1 Million

WARREN, NJ--July 28, 2003--ANADIGICS, Inc. (Nasdaq:ANAD), a leading supplier of wireless and broadband communications solutions, today announced second quarter 2003 net sales of $18.0 million. This compares to revenues of $16.1 million in the first quarter of 2003. The "GAAP" EPS loss was ($0.45) and included a charge of $1.7 million or $0.06 per share relating to the purchased in-process research and development resulting from the acquisition of the WLAN Power Amplifier business from RF Solutions.

Wireless revenues were $9.0 million, up 4.9% from first quarter 2003 revenues of $8.6 million. CDMA revenues accounted for greater than 90% of Wireless revenues. Broadband revenues were $9.0 million, up 20% from first quarter 2003 revenues of $7.5 million. The favorable revenue increase was achieved both through the shipments of WLAN power amplifiers and increased revenue growth in cable infrastructure products.

"In 2003, ANADIGICS introduced several new products that will play a critical role in driving our CDMA and GSM revenue growth," said Dr. Bami Bastani, President & CEO of ANADIGICS, Inc. "The Company has attained a leadership position in WLAN as demonstrated by achieving an industry milestone with the shipment of over 1 million InGaP power amplifiers in less than 100 days".

The Company's gross profit increased to $0.6 million, up from breakeven in the first quarter 2003. Total operating expenses (including R&D and SG&A) were $12.6 million, reflecting the additional quarterly expense following the acquisition of RF Solutions' Power Amplifier business.

The Company's balance sheet remains strong. The cash balance (including marketable securities) was $135.1 million at June 28, 2003 compared to $144.6 million on March 29, 2003. During the quarter, the company used $2.9 million in cash to fund the RF Solutions acquisition and $0.6 million for capital expenditures.

HIGHLIGHTS OF THE QUARTER


o        ANADIGICS Leads the WLAN Industry in InGaP HBT Power Amplifier
         Shipments

         July 9, 2003 - ANADIGICS announced that the Company has shipped more than one million WLAN InGaP HBT Power Amplifiers (PA) since its announcement of the acquisition of a wireless local area network (WLAN) PA product line in April, 2003. ANADIGICS' InGaP HBT power amplifiers deliver high linearity and efficiency to support the more stringent RF performance requirements of emerging WLAN standards.


o ANADIGICS Announces Measure to Reduce Issued Stock Options as a Percentage of Total Options and Shares Outstanding

         July 7, 2003 - ANADIGICS announced that its Board of Directors has approved a measure to reduce the Company's issued stock options as a percentage of total options and shares outstanding from a current level of 20 percent to 15 percent, a reduction of 5 percentage points. The measure is a voluntary employee stock option exchange program which allows Company employees and officers who hold options with exercise prices above $10.00 to exchange three (3) options for one new stock option priced at fair market value six months and one day after their existing options are cancelled. The Chairman of the Board and outside Directors are excluded from participating in the program.


o ANADIGICS Offers High-Performance Power Amplifier Module for 2.4 GHz Wireless LAN Applications

         June 26, 2003 - ANADIGICS, Inc. (Nasdaq: ANAD), a leading supplier of wireless and broadband communications solutions, has today announced the AWL6152, a high-performance Power Amplifier Module for 802.11b and 802.11g Wireless Local Area Network (WLAN) applications, at the 802.11 Planet conference, World Trade Center, Boston, MA.


o ANADIGICS Expands Portfolio of Gain Block Amplifiers for Wireless Infrastructure Systems

         June 10, 2003 - ANADIGICS added to its family of gain block amplifiers for wireless infrastructure systems with the launch of four new high performance devices at the 2003 IEEE International Microwave Symposium in Philadelphia, PA. The new gain block amplifiers utilize the Company's InGaP HBT technology to deliver low distortion and high linearity for cellular base stations across a wide range of applications including the W-CDMA, CDMA, TDMA, GSM, PCS, MMDS, and UMTS standards.


o        ANADIGICS' Two New Patents Reward Wafer Processing Innovation

         May 28, 2003 - ANADIGICS received two new patents relating to the improvement of its semiconductor manufacturing processes. The patents are for a newly developed wafer demount gas distribution tool (US Patent No: 6,470,946) and for a wafer demount receptacle for separating the thinned wafer from the mounting carrier (US Patent No: 6,491,083).

o ANADIGICS' New Infrastructure Amplifiers Enhance Performance for Advanced CATV Services

         May 13, 2003 - ANADIGICS launched the ACA2404 power doubler line amplifier and the ADA1200 linear amplifier at the SCTE Cable-Tech Expo in Philadelphia, PA. The high linearity ACA2404 provides +58dBmV output power so that fewer amplifiers are necessary in CATV infrastructure systems, thereby enabling systems providers to reduce installation costs. The ADA1200 functions as a high linearity CATV drop amplifier with low noise and low distortion.


o ANADIGICS Expands CATV Product Offering To Deliver Higher Performance and Greater Functionality in Set-Top Boxes

         May 12, 2003 - ANADIGICS expanded its CATV subscriber product portfolio with the launch of two new downconverters that incorporate dual synthesizers, and a new reverse path amplifier, for use in CATV set-top boxes and cable modems. The announcement was made from the Company's booth at this year's SCTE Cable-Tech Expo, Philadelphia May 11-14, 2003.


o        ANADIGICS Introduces New Family of 3mm x 3mm InGaP HBT Power Amplifier
         Modules

         April 24, 2003 - ANADIGICS launched a new family of 3mm x 3mm InGaP HBT (indium gallium phosphide heterojunction bipolar transistor) power amplifier (PA) modules designed for use in Cellular, U.S. PCS and Korean PCS handsets. The new additions to ANADIGICS' portfolio have been developed to provide CDMA handset providers with smaller modules that offer high levels of efficiency while maximizing board space and ensuring a rapid migration path from 4mm x 4mm modules.




CONFERENCE CALL

ANADIGICS' senior management will conduct a conference call today at 8:30 AM Eastern time. A live audio Webcast will be available at www.anadigics.com. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing (888) 276-5316 (available until August 4).

ANADIGICS, Inc. (Nasdaq: ANAD) designs and manufactures radio frequency integrated circuit (RFIC) solutions for growing broadband and wireless communications markets. The Company's innovative high frequency RFICs enable manufacturers of communications equipment to enhance overall system performance, and reduce manufacturing cost and time to market. By utilizing state-of-the-art manufacturing processes for its RFICs, ANADIGICS achieves the high-volume and cost-effective products required by leading companies in its targeted high-growth communications markets. ANADIGICS was the first GaAs IC manufacturer to receive ISO 9001 certification.

Except for historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, order rescheduling or cancellation, changes in customers' forecasts of product demand, timely product and process development and protection of the associated intellectual property rights, individual product pricing pressure, variation in production yield, changes in estimated product lives, difficulties in obtaining components and assembly and test services needed for production of integrated circuits, change in economic conditions of the various markets the Company serves, as well as the other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the year ended December 31, 2002. Actual results could differ materially from the Company's forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe the Company's future plans, objectives, estimates, or goals are forward-looking statements. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such statements include those factors discussed herein.

                                ANADIGICS, Inc.
                Condensed Consolidated Statements of Operations
          (amounts in thousands, except share and per share amounts)
                                  (Unaudited)

                                                              Three Months Ended                       Six Months Ended
                                                      -----------------------------------     -----------------------------------
                                                       June 28, 2003       June 29, 2002       June 28, 2003       June 29, 2002
                                                      ---------------     ---------------     ---------------     ---------------


Net sales                                             $        18,037     $        23,021     $        34,124     $        42,542
Cost of sales                                                  17,430              18,832              33,509              37,837
                                                      ---------------     ---------------     ---------------     ---------------
Gross profit                                                      607               4,189                 615               4,705
Research and development expenses                               8,170               7,699              15,327              15,277
Selling and administrative expenses                             4,450               5,656               8,968              10,935
Restructuring and other charges                                  --                  --                   625               5,959
Purchased in-process research and development                   1,690                --                 1,690                --
                                                      ---------------     ---------------     ---------------     ---------------
Operating loss                                                (13,703)             (9,166)            (25,995)            (27,466)
Interest income                                                   874               1,735               1,887               3,416
Interest expense                                                 (940)             (1,422)             (1,881)             (2,864)
Other (expense) income                                             (2)               --                   (23)                  2
                                                      ---------------     ---------------     ---------------     ---------------
Net loss before cumulative effect of accounting
     change                                                   (13,771)             (8,853)            (26,012)            (26,912)
Cumulative effect of accounting change                           --                  --                  --                (8,010)
                                                      ---------------     ---------------     ---------------     ---------------
Net loss                                              $       (13,771)    $        (8,853)    $       (26,012)    $       (34,922)
                                                      ===============     ===============     ===============     ===============

Basic and diluted loss per share
Net loss before cumulative effect of accounting
     change                                           $         (0.45)    $         (0.29)    $         (0.85)    $         (0.88)
                                                      ===============     ===============     ===============     ===============

Net loss                                              $         (0.45)    $         (0.29)    $         (0.85)    $         (1.14)
                                                      ===============     ===============     ===============     ===============

Weighted average common and
    dilutive securities outstanding                        30,674,033          30,579,575          30,674,033          30,575,202
                                                      ===============     ===============     ===============     ===============

                                 ANADIGICS, Inc.
                      Condensed Consolidated Balance Sheets
         (amounts in thousands, except share and per share amounts)

                                                                                               June 28, 2003     December 31, 2002
                                                                                              ---------------    -----------------
Assets                                                                                         (unaudited)

Current assets:
       Cash and short-term investments                                                        $        95,667     $        98,381
       Accounts receivable                                                                             10,019               9,016
       Inventory                                                                                       12,660              13,277
       Prepaid expenses and other current assets                                                        3,797               4,600
                                                                                              ---------------     ---------------
Total current assets                                                                                  122,143             125,274

Marketable securities                                                                                  39,440              57,137

Plant and equipment, net                                                                               61,487              68,600

Goodwill and other intangibles, net of amortization                                                     1,280                --
Other assets                                                                                            4,115               4,660
                                                                                              ---------------     ---------------
                                                                                              $       228,465     $       255,671
                                                                                              ===============     ===============

Liabilities and stockholders' equity

Current liabilities:
       Accounts payable                                                                       $         6,449     $         7,434
       Accrued liabilities                                                                              4,776               4,733
       Accrued restructuring costs                                                                      2,525               2,956
       Current maturities of capital lease obligations                                                    113                --
                                                                                              ---------------     ---------------
Total current liabilities                                                                              13,863              15,123

Other long-term liabilities                                                                             2,918               2,760
Long-term debt, less current portion                                                                   66,700              66,700

Stockholders' equity                                                                                  144,984             171,088
                                                                                              ---------------     ---------------
                                                                                              $       228,465     $       255,671
                                                                                              ===============     ===============